UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2012

GENMARK DIAGNOSTICS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34753

Delaware	27-2053069
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5964 La Place Court, Suite 100

Carlsbad, California

(Address of principal executive offices, including zip code)

760-448-4300

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 13, 2012, Christopher Gleeson, the Chairman of the Board of GenMark Diagnostics, Inc. (the “Company”), transferred by gift an aggregate of 1,044,897 shares of Company common stock beneficially held by Mr. Gleeson into three separate trusts for the benefit of his adult children, in connection with an overall estate and tax planning strategy. Following these transfers, Mr. Gleeson continues to beneficially own approximately 762,000 shares of Company common stock and holds approximately 185,000 options and warrants to acquire Company common stock as of the date of filing of this Current Report on Form 8-K.

In connection with his overall estate and tax planning strategy, on December 14, 2012 Christopher Gleeson also established a stock trading plan pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (“Rule 10b5-1”). Rule 10b5-1 allows executive officers, directors and other insiders to individually adopt nondiscretionary, prearranged stock trading plans when they are not in possession of material nonpublic information (a “10b5-1 Plan”). Under the terms of his 10b5-1 Plan, Mr. Gleeson may sell up to an aggregate of 100,000 shares of Company common stock. The Company believes that this amount represents approximately 10.6% of the aggregate Company common stock, and options and warrants to acquire Company common stock, beneficially held by Mr. Gleeson following the gift transfers described above and as of the adoption of his 10b5-1 Plan. The foregoing percentage includes all outstanding stock options, warrants and restricted stock held by Mr. Gleeson as of the adoption of his 10b5-1 Plan. The sale of Company common stock owned by Mr. Gleeson pursuant to his 10b5-1 Plan is scheduled to occur at designated intervals provided that a specified minimum share price is met. Sales under Mr. Gleeson’s 10b5-1 Plan are scheduled to commence on March 15, 2013 and terminate by August 1, 2013. Transactions occurring under Mr. Gleeson’s 10b5-1 Plan will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission (the “SEC”) and will be subject to the restrictions and filing requirements of Rule 144 of the Securities Act of 1933, as amended (“Rule 144”). Mr. Gleeson may terminate his 10b5-1 Plan at any time, subject to applicable securities laws.

On December 3, 2012, Jon Faiz Kayyem, Ph.D., the Company’s Founder and Chief Scientific Officer, established a 10b5-1 Plan in connection with an overall asset diversification strategy. Under his 10b5-1 Plan, Dr. Kayyem may sell up to an aggregate of 42,000 shares of the Company’s common stock. The Company believes that this amount represents approximately 6.6% of the aggregate Company stock and options to acquire Company stock beneficially held by Dr. Kayyem as of the date of adoption of his 10b5-1 Plan. The foregoing percentage includes all outstanding vested and unvested stock options and restricted stock awards held by Dr. Kayyem as of the adoption of his 10b5-1 Plan. The sale of Company common stock owned by Dr. Kayyem pursuant to his 10b5-1 Plan is scheduled to occur at regular intervals provided that a designated minimum share price is met. Sales under Dr. Kayyem’s 10b5-1 Plan are scheduled to commence on April 1, 2013 and terminate by December 31, 2014. Transactions occurring under Dr. Kayyem’s 10b5-1 Plan will be disclosed publicly through Form 4 filings with the SEC and will be subject to the restrictions and filing requirements of Rule 144. Dr. Kayyem may terminate his 10b5-1 Plan at any time, subject to applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENMARK DIAGNOSTICS, INC.

Date: December 17, 2012	/s/ Richard Slansky
Richard Slansky
Chief Financial Officer